U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                        Pre-Effective Amendment No. 2 to

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                              AMICI VENTURES, INC.
                 (Name of Small Business Issuer in Its Charter)

              New York                                     7841
   (State or Other Jurisdiction of            (Primary Standard Industrial
   Incorporation or Organization)                 Classification Code)

                                   13-3963541
                                (I.R.S. Employer
                             Identification Number)

                   770 King Street, Rye Brook, New York 10573
                                 (914) 937-6001
        (Address and telephone number of registrant's executive offices)

                                ANTHONY R. RUSSO
                            C/O AMICI VENTURES, INC.
                                 770 KING STREET
                            RYE BROOK, NEW YORK 10573
                                 (914) 937-6001
            (Name, Address and Telephone Number of Agent for Service)

                        Copies of all correspondence to:
                              JOSEPH SIERCHIO, ESQ.
                             SIERCHIO & COMPANY, LLP
                              150 EAST 58TH STREET
                            NEW YORK, NEW YORK 10155

                                             -----------------------
APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:  As soon as practicable after this registration statement becomes
                                              effective.
                                             -----------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
Title Of Each Class Of Securities   Number of Shares To Be   Proposed Maximum         Proposed Maximum            Amount of
To Be Registered                    Registered               Offering Price Per       Aggregate Offering Price    Registration
                                                             Share                                                Fee
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
Common Stock, $.001 par             2,000,000                $0.03         (1)        $60,000                     $15
value
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------

 (1)     Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTION PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS
                              AMICI VENTURES, INC.
                  THE OFFER AND SALE OF UP TO 2,000,000 SHARES
                  OF COMMON STOCK AT A PRICE OF $.03 PER SHARE

         This is our initial public offering. We are offering a minimum of 1,000,000 and a maximum of 2,000,000 shares of our common stock at a price of $.03 per share. We are offering the shares directly through our officer and director on a best-efforts, all or none basis with respect to the first 1,000,000 shares and on a best efforts basis with respect to the remaining 1,000,000 shares. Proceeds of the offering will be held in a non-interest bearing escrow account and will be returned to the subscribers in the event we do not sell the minimum number of shares. Unless at least 1,000,000 shares are sold within 120 days of the date of this prospectus, the offering will terminate and all funds received from subscribers through that date will be promptly returned. Therefore, in the event that the minimum number of shares is not sold, prospective investors' funds may be held in escrow for as long as 120 days before they are returned by the escrow agent.

         For the initial 15 days of the offering, we plan to offer the shares exclusively to our existing shareholders on a pro rata basis. Each shareholder will be entitled to purchase one share of our common stock for every three shares owned at a price of $.03 per share. During the remainder of the offering, we plan to offer any unsold shares to any interested party. However, existing shareholders who have notified us of their interest to acquire additional shares over their initial allotted pro rata portion will have a preference over other parties. There are no minimum purchase requirements.

         The offering will end on ________,2001, a date which is 120 days from the date of this prospectus unless it is terminated by us on an earlier date as we may deem appropriate. Until the minimum number of shares are sold, all funds received from subscribers will be held in a non-interest bearing escrow account.

         There is no trading market for our common stock. If a market were to develop, it would most likely be on the NASD OTCBB or the "pink sheets." We would not satisfy the listing criteria of any national securities exchange or the Nasdaq Stock Market.
                              --------------------
The purchase of shares involves substantial risk . See "Risk Factors" beginning on page 7 for a discussion of risks to consider before purchasing our common stock.
                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

---------------------------------------- ----------------------- ----------------------------- -----------------------
                                         Price to the Public(1)  Maximum Commissions(1)        Proceeds to the
                                                                                               Company(2)
---------------------------------------- ----------------------- ----------------------------- -----------------------
---------------------------------------- ----------------------- ----------------------------- -----------------------
Per Share                                        $0.03                       -0-                       $0.03
---------------------------------------- ----------------------- ----------------------------- -----------------------
---------------------------------------- ----------------------- ----------------------------- -----------------------
Total- 1,000,000 shares (minimum)              $30,000.00                    -0-                     $30,000.00
---------------------------------------- ----------------------- ----------------------------- -----------------------
---------------------------------------- ----------------------- ----------------------------- -----------------------
 2,000,000 shares (maximum)                    $60,000.00                    -0-                     $60,000.00
---------------------------------------- ----------------------- ----------------------------- -----------------------

(1) We are offering the shares directly through our officer and director on a best efforts, all or none basis with respect to the first 1,000,000 shares and on a best efforts basis with respect to the remaining 1,000,000 shares. No compensation will be paid to our officer and director in connection with his efforts regarding the offer and sale of our shares.
(2)  Does not include offering expenses estimated to be $25,000.

              The date of this prospectus is________________, 2001.

                                TABLE OF CONTENTS



Prospectus Summary............................................................5
Risk Factors..................................................................7
Cautionary Note Regarding Forward-Looking Statements ........................11
Use of Proceeds..............................................................12
Arbitrary Determination of Offering Price....................................13
Dilution.....................................................................14
Plan of Distribution ........................................................15
Legal Proceedings............................................................16
Directors, Executive Officers, Promoters and Control Persons.................17
Security Ownership of Certain Beneficial Owners and Control Persons..........17
Interest of Named Experts and Counsel........................................18
Description of Capital Stock.................................................18
Disclosure of Commission Position of Indemnification for Securities Act
Liabilities..................................................................19
Description of Business......................................................20
Management's Discussion and Analysis or Results of Operations................25
Description of Property......................................................28
Certain Relationships and Related Transactions...............................28
Market for Common Equity and Related Matters.................................29
Executive Compensation.......................................................30
Index to Consolidated Financial Statements...................................32
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure.......................................................48
Where you can Find Additional Information....................................48






                      Dealer Prospectus Delivery Obligation

         Until ______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Moreover, any brokers and dealers effecting transactions in these securities should confirm either the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

                               PROSPECTUS SUMMARY

This summary contains material information about us and the offering. However, it may not contain all of the information you may consider relevant; accordingly, you should read the entire prospectus, including the section titled "Risk Factors" and our financial statements and the related notes, before deciding to invest in our common stock. Unless the context otherwise requires, references to "Amici," "us," "we" and "our" refer to Amici Ventures, Inc.

Amici Ventures, Inc.


     Originally engaged in the development and production of theatrical entertainment products, we formed our AM Films division in 1999 and discontinued our development and production business in May 2000. In November 1999, we entered into an Internet/Broadboard Distribution Agreement with Dream LLC under which we acquired rights to a collection of approximately 150 films that we plan to distribute on the Internet. Under that agreement, Dream granted us an exclusive right and license to prepare, distribute and transmit approximately 150 motion pictures on the Internet. In May 2000, we executed our first agreement for the video on-demand exploitations of our motion pictures with Very Independent Films. The concept of "video on-demand" involves the delivery of motion pictures electronically in a digital format. An internet user has the ability to select a motion picture from a menu of offerings listed on a web site and the motion picture is then transmitted on his/her computer screen. Under our agreement, we grant Very Independent Films a sub-license to broadcast the motion pictures in our library over their website in return for a percentage of the revenues they collect from their customers for the transmissions. Our agreement with Very Independent Films is non-exclusive.

         Our strategy is to assist our first video on-demand distributor in promoting our titles. Our role will be limited to sublicensing our films to the distributor and providing additional marketing services as we do not have any proprietary technology for the transmission of our films on-demand over the Internet. Our marketing services include providing marketing materials such as stills and clips to be used by our video on-demand distributor to induce customer interest. As our relationship with Very Independent Films is non-exclusive, we will also seek to establish relationships with other distributors to deliver our films online.


         Our offices are located at 770 King Street, Rye Brook, New York 10573. Our telephone number at our corporate offices is (914) 937-6001.

The Offering

Common  stock offered by us   2,000,000 shares - The first
                              1,000,000 shares on a best efforts, all or none basis; the second 1,000,000 shares on a best efforts basis.

Common  stock  to  be               7,000,000 shares, if the minimum is sold.
outstanding after  this  offering   8,000,000 shares, if the maximum is sold.

Use of proceeds                     The proceeds from the sale of the shares
                                    in this offering will be utilized to pay the expenses of this offering. To the extent additional funds are available after the expenses are paid, they will be utilized to identify and negotiate a significantly greater inventory of titles and to add to our working capital reserve. Although we do not intend to raise a significant amount of funds in this offering, we believe that by becoming a reporting issuer or a "public" company, we will be in a better position in the future to acquire additional film inventory in exchange for the issuance of our common shares and broaden our access to traditional capital financing markets. Since there is a minimum amount to be raised, proceeds from the sale of our shares will be placed in an escrow account until at least
                                    1,000,000 shares are sold. Because we are offering the second million shares on a "best efforts" basis, we cannot represent what percentage of the offered shares over 1,000,000 we will actually sell.

Term of Offering                    120 days

                                  RISK FACTORS

         You should consider the following risks carefully before you decide to buy our common stock. Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks.

Our anticipated revenue growth may not occur, and if it does occur, it may not continue or increase in the future.

         There can be no assurance that the revenue growth we anticipate as a result of the market's interest in the on-demand availability of entertainment products will occur. If our revenues do grow as anticipated, there can be no assurance that they will continue or increase. The prediction of our future results is difficult and, therefore, our recent decision to acquire the distribution rights to additional motion pictures should not be taken as an indication of any growth that can be expected in the future.


         To the extent that revenues do not grow at anticipated rates, or that we are unable to secure or retain additional motion picture rights and broadcast distributors similar to those obtained in prior periods, our business, results of operations and financial condition would be materially and adversely affected.


Our success in expanding our business depends upon the widespread acceptance of the Internet as a key source for additional customers.


         The portion of customers that currently seek to watch motion pictures over the Internet cannot be quantified. However, we estimate that only a small number of Internet users would utilize this service as the requisite technology is still evolving. As the technology matures, the higher quality of delivery will expand our customer base. There are currently five companies that possess adequate technology to deliver films digitally. We expect that the number of customers will increase as the number of deliverers of motion pictures over the Internet increases. Our business growth strategy is based on the premise that a significant portion of the public will seek to view motion pictures on demand via the Internet. If that does not occur, or if it occurs more slowly than expected, our anticipated increase in sales will be materially and adversely affected or not develop at all.


Internet access problems and failures could adversely affect our business.

Currently, there are only a small portion of entertainment products and broadcasts via the Internet. Significant industry concerns persist regarding the loss of content integrity and theft of products. Any persistent problems, failures or disruptions on those web sites planning to broadcast entertainment products on the Internet could materially and adversely affect our growth strategy.

It is unclear how any existing and future laws enacted will be applied to the Internet industry and what effect such laws will have on us.

         We are seeking to expand our opportunities to commercialize our films via the Internet. A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease our potential growth, and the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.


There is no assurance that we will derive sufficient revenues to pay quarterly license fees due to Dream LLC.

         Under our Internet/Broadband Distribution Agreement with Dream LLC, we are required to pay Dream a license fee of 15% of the actual net revenues collected by us from Very Independent Films and any other sources relating to the Internet/Broadband exploitation of the films licensed to us. The license fee is payable no later than 30 days after the end of each calendar quarter commencing with July 1, 2000. To date, no quarterly payments were made because no revenues have been collected by us as Very Independent Films has not gone on the air.

         However, under the agreement with Dream, for calendar quarters subsequent to July 1, 2002, the quarterly payments due may not be less than $25,000 per quarter. Very Independent Films does not expect to go on the air until the end of 2001 and there is no assurance that it will be successful in doing so. Even if Very Independent Films goes on the air by the end of 2001, there can be no assurance that we will derive sufficient revenues from movie viewings to pay the minimum quarterly license fee of $25,000. Our failure to pay the license fee to Dream would be a material breach under our agreement which would enable Dream to terminate the license granted to us. The loss of our license from Dream to the films would cause us to lose our library of motion pictures which would have a material adverse effect on our business, results of operations and financial condition.


Our long term liquidity and capital resources are uncertain.

         We currently have approximately $320 in cash. However, our President, director and controlling shareholder has agreed to lend us up to $30,000, if needed, through June 30, 2002. This loan together with our cash reserves and any proceeds from this offering remaining after the payment of the offering expenses will enable us to finance our operations for twelve months. In the event that our cash reserves are depleted, we may need to seek additional capital. If we do, there can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet our long term requirements. If we are unable to generate the required amount of additional capital, our ability to meet our obligations and to continue our operations may be adversely affected.

We may not be able to compete successfully against current and future competitors.


         There are currently at least a dozen companies in the United States who have the capability to provide similar services to ours. All of these companies have significantly greater financial resources, name recognition, depth and breadth of film libraries, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. Assuming that our films commence being transmitted on the Internet and that these companies begin a similar practice, our potential competitors may include multinational entertainment companies as well as national television and cable networks. To the best of our knowledge, these companies do not currently offer their films over the Internet. However, we can not assure you that they will not begin to offer those services and that we will have the financial resources or the technological expertise to successfully meet this competition.


We are controlled by our officer, director and entities affiliated with him.


         In the aggregate, Anthony R. Russo, our President, owns 63.5% of our issued and outstanding shares of common stock. Mr. Russo will be able to control most matters requiring approval by our shareholders, including the election of directors. However, Mr. Russo will only be able to exert significant influence on the approval of mergers or other business combinations transactions, which require two thirds of the vote of all outstanding shares entitled to vote.


Our future performance is dependent on our ability to retain key personnel.


         Our performance and success are dependent on the performance and continued efforts of our President and sole employee, Anthony R. Russo. The loss of Mr. Russo's services would have a material adverse effect on our business, results of operations and financial condition. We do not have an employment agreement in place with Mr. Russo.


Our sole employee devotes only a limited amount of time to our business activities.

         Mr. Anthony R. Russo, our President and sole employee, is engaged in other business activities and devotes only a limited amount of his time (approximately 15%) to our business. It is unlikely, at the present time, that the lack of full-time management will have an adverse effect upon our business. However, in the future if our operations expand, a need for full time management may arise. Should Mr. Russo be unwilling to dedicate more of his time to our business or fail to hire additional personnel, should the need arise, our business and results of operations would suffer a material adverse effect.

There can be no assurance that the technology necessary for transmission of our licensed content will be available.


         Our business model is premised on the assumption that the technology needed to provide our services on the Internet exists and is available to us on favorable terms and conditions. We do not have nor are we seeking to develop any proprietary technology in the transmission on-demand of our licensed content over the broadband network. As such, we are dependent on third parties for all technology necessary for transmission. If such technology were not available to us on terms and conditions that we find acceptable, our business, financial condition and operations would suffer a material adverse effect.


There can be no assurance that we will be able to effectively manage our growth.

         There can be no assurance that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our President will be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services. Any inability to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

The value and transferability of our shares may be adversely impacted by the limited trading market for our shares and the penny stock rules.

         There is no current trading market for our shares and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. To the extent that a market develops for our shares at all, they will likely appear in what is customarily known at the "pink sheets" or on the NASD Bulletin Board, which may limit their marketability and liquidity.

         To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our shares. Further, we have not had any discussions with any market maker regarding the participation of any market maker in the future trading market, if any, for our shares.

         In addition, holders of our common stock may be affected by the "penny stock rules." Under Rule 15g-9, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

         (1)  the sale or purchase is exempt from Rule 15g-9; or

         (2) prior to the transaction, the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

         Our shares of common stock will be subject to the regulations on penny stocks; consequently, the market liquidity and market price for our common stock may be adversely affected by those regulations limiting the ability of broker/dealers to sell our common stock and the ability of purchasers in this offering to sell their securities in the secondary market.


Future sales of shares may adversely impact the value of our stock.

         The total amount of shares covered by this prospectus would represent approximately 33.3% of the number of our outstanding shares on the date of this prospectus. If the minimum number of shares being offered in this offering are sold, our existing shareholders will suffer an immediate dilution of $.03 per share to new investors. If all 2,000,000 shares offered are sold in this offering, our existing shareholders will suffer an immediate dilution of $.02 per share to new investors. See "Dilution."

         If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline and further dilution of the value of the shares owned by our shareholders.

The offering price of our shares was arbitrarily determined by us.

         Prior to this offering, there has been no public trading market for our shares. The initial public offering price of our shares has been arbitrarily determined by us and does not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the proceeds to be raised by the offering, the lack of trading market, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders and our relative requirements.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

         These  forward-looking  statements  include statements about:

o    our market opportunity;
o    our strategies;
o    competition;
o    expected  activities  and expenditures as we pursue our business plan; and
o    the  adequacy  of  our  available  cash  resources.

         These statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, (iii) the Internet and Internet commerce and (iv) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

         The accompanying information contained in this prospectus, including the information discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement appearing above.

                                 USE OF PROCEEDS

         The shares are being offered directly by us on a best efforts, all or none basis as to the first 1,000,000 shares and on a best efforts basis as to the remaining 1,000,000 shares. Funds received from the subscribers will be placed in a non-interest bearing escrow account and will be returned to the subscribers in the event that we do not sell the minimum number of shares. Thus, the proceeds will not be released to us until at least 1,000,000 shares are sold. The shares will be sold (1) during the initial 15 days of the offering, to our existing shareholders on a pro rata basis; and (2) during the remainder of the offering, to any interested party. However, preference will be afforded to those shareholders who indicate their desire to purchase a number of shares above their pro rata portion.

         If the minimum of 1,000,000 shares are sold, the gross proceeds of this offering will be $30,000 and the net proceeds will be $5,000. If all 2,000,000 shares offered are sold, the gross proceeds of this offering will be $60,000 and the net proceeds will be $35,000. We expect expenses of the offering, including, but not limited to, accounting fees and legal fees, to be approximately $25,000. These expenses will be paid from the proceeds of the offering. The first $25,000 raised will be used to pay offering expenses.

         The net proceeds will be utilized initially to pay the offering expenses. To the extent additional funds are available after the payment of the expenses, approximately $5,000 will be utilized to identify and negotiate the rights to a greater inventory of titles, all of which will be viewable on demand over the Internet or intranet networks. The balance of the net proceeds, if any, will be utilized to establish a working capital reserve.

         Amount raised:             $30,000      $45,000      $60,000
         -------------              -------      -------      -------

         Allocation
         ----------

         Offering Expenses:         $25,000      $25,000      $25,000

         Expenses of
         identification and
         negotiation of rights to
         additional titles:         $ 5,000      $ 5,000      $ 5,000

         Working capital reserve:   $  -0 -      $15,000      $30,000

         In the event that the minimum number of shares are not sold by us, the costs of this offering will be paid for from a loan commitment from Mr. Russo for up to a maximum amount of $30,000 at a rate of interest of 8% per annum. This loan is due on June 30, 2002.

         While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

         Although we do not intend to raise a significant amount of funds in this offering, we believe that by becoming a reporting issuer or a "public" company, we will be in a better position in the future to acquire film inventory in consideration for the issuance of our common shares, and to broaden our access to traditional capital financing markets.

         Although we could have voluntarily filed under the Exchange Act 1934 to become such a reporting issuer, we believe that our registration statement filed under the Securities Act is more advantageous because it offers us the opportunity to raise the funds needed to satisfy the costs of becoming a reporting issuer.

                  It may be necessary for us to incur some administrative costs for preparation and filings of periodic reports with the Securities and Exchange Commission, the amount of which is not expected to be more than $10,000 through December 31, 2001. It is expected that these costs would be paid from existing working capital, the loan from Mr. Russo and the proceeds from this offering, if any. We expect to keep any proceeds not utilized for these purposes in a working capital reserve. As of June 30, 2001, we had a working capital deficiency of $11,100.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

         There is no trading market for our shares. The initial offering price of $0.03 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Our most recent issuance of common stock was in November 1999 at a price of $0.10 per share. However, this price was not taken into account by us in determining our initial offering price of $.03 per share because in 1999, we had different types of operations and businesses. In addition, at the time of issuance of those shares, no additional share issuances were contemplated other than shares issued to our President for services rendered to us. Among the factors considered by us in determining the initial offering price were:

*        The lack of trading market
*        The proceeds to be raised by the offering
* The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders

         We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

                                    DILUTION

         The difference between the public offering price per share and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Dilution arises mainly from the arbitrary decision by a company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

         Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At June 30, 2001, we had a net tangible book value of $ 22,300 or $.00 per share.

         The following table illustrates the dilution based upon the book value as at June 30, 2001 and the receipt by us of the proceeds from the sale of the minimum number of shares (1,000,000) and the maximum number of shares (2,000,000):

Number of shares sold:                      1,000,000               2,000,000
                                            ---------               ---------

Initial public offering price               $   .03                  $   .03
Pro forma net tangible book
     value at June 30, 2001                     .00                      .00
Increase in pro forma net tangible
     book value attributed to new
     investors                                  .00                      .01
Adjusted pro forma net tangible
     book value after offering                  .00                      .01
Dilution to new investors                       .03                      .02

         Giving effect to the sale of the minimum number of shares being offered (1,000,000) at an initial public offering price of $.03 per share and after deducting the offering expenses of $25,000, our adjusted net tangible book value at June 30, 2001 after the offering would have been $27,300 or $.00 per share, representing an immediate increase in net tangible book value of $.00 per share to the existing shareholders and an immediate dilution of $.03 or 100% per share to new investors.

         After giving effect to the sale of all 2,000,000 shares being offered at an initial public offering price of $.03 per share and after deducting estimated expenses of this offering of $25,000, our adjusted net tangible book value at June 30, 2001 after the offering would have been $57,300 or $.01 per share, representing an immediate increase in net tangible book value of $.01 per share to the existing shareholders and an immediate dilution of $.02 or 66.67% per share to new investors.

         Mr. Russo received 3,000,000 shares in exchange for services rendered to us which had a fair value of $3,000 based on invoices. Pursuant to our articles of incorporation, par value was used to determine the number of shares issuable to satisfy these obligations as there is no quoted market value of the stock and we were insolvent at the time of the share issuance.

                              PLAN OF DISTRIBUTION

         We offer the right to subscribe for up to 2,000,000 shares at $0.03 per share. There is no minimum number of shares you must purchase. We propose to offer the shares directly through our officer and director on a best efforts, all or none basis with respect to the first 1,000,000 shares and on a best efforts basis with respect to the remainder of the shares. Therefore, at least 1,000,000 shares must be sold before the offering can be completed. No compensation is to be paid to any person for the offer and sale of the shares. Our President and director, Anthony R. Russo, will distribute prospectuses related to this offering. We estimate that approximately 350 prospectuses will be distributed by him.


         For the initial 15 days of the offering, we plan to offer the shares exclusively to our existing shareholders on a pro rata basis. Specifically, each shareholder will be entitled to purchase one share of our common stock for every share owned by such shareholder at a price of $.03 per share. During the remainder of the offering, we plan to offer any unsold shares to any interested parties. However, preference will be afforded by us to our existing shareholders who have notified us of their interest to acquire a number of shares in excess of their pro rata portion. In addition to our existing shareholders, Mr. Russo intends to distribute prospectuses to acquaintances, friends and business associates.


         The funds received from the subscribers will be held in an escrow account until at least 1,000,000 shares are sold. No funds will be returned to the subscribers once the minimum number of shares have been sold and the subscription has been accepted by us.

         Although our President and director is an associated person as that term is defined in Rule 3a4-1 under the Exchange Act, he will deemed not to be a broker for the following reasons:

* He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
* He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
* He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.
*        He meets all of the following conditions:
* The associated person primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
* The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
* The associated person does not participate in selling an offering of securities for any other issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 under the Exchange Act.

         As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Method of Subscribing

         You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.03 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of Sierchio & Company, LLP, Escrow Agent, and delivered to us at 770 King Street, Rye Brook, New York 10573. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration Date

         This offering will expire on __________________, 2001, 120 days from the date of this prospectus.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


         As of October 2, 2001 we had only one officer and director as follows:


Name                   Age        Position held with the Company
----                   ---        ------------------------------

Anthony R. Russo       58         President, Chief Financial Officer & Director

         The background of our director and executive officer is as follows:

         Anthony R. Russo has been our President and a director since 1999. He is also Chief Financial Officer and a director of Momentum Holdings Corporation (NASD OTCBB-MMHD) since 2000. He was Chairman, Chief Executive Officer and a director of Cartilage Technologies, Inc. from 1989 to 1999, Chairman, Chief Executive Officer and director of Sherwood Corporation (Nasdaq-SHRW) from 1972 to 1989, and a director and Chairman of the Audit Committee of Lloyd Electronics, Inc. (Amex-LLYD) from 1980 to 1985. Mr. Russo, a CPA and alumnus of Arthur Andersen, LLP's New York City office (1966-1971), holds a BBA in Accountancy Practice from Pace University and an MA in Business and Policy studies from SUNY Empire State College.

         Presently, Mr. Russo expects to devote approximately 15% of his time to his duties with us. If our operations expand and a need arises, he will reevaluate his time commitment and the need to employ additional personnel.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND CONTROL PERSONS


         The following table sets forth as of October 2, 2001 the beneficial ownership of common stock of each person known to us who owns more than 5% of our issued and outstanding common stock and of our directors, executive officers, and significant employees.


Name and address of               Amount and Nature         Percent of
Beneficial Owner              of Beneficial Ownership         Class
-------------------------     -----------------------       ----------
Herbert Maxwell                        599,756                9.9%
440 East 56th Street
New York, New York 10021

Joseph Sierchio                        480,200                8.0%
150 East 58th Street
New York, New York 10155

Anthony R. Russo                     3,811,000               63.5%
770 King Street
Rye Brook, New York 10573

Mark Balsam(1)                         594,000                9.9%
36 West 25th Street
New York, New York 10010

All directors, executive officers    3,811,000               63.5%
and significant employees as a
group (1 person)

(1) Mark Balsam owns 80% of Dream, LLC, a limited liability company in which Mr. Russo owns the remaining 20%.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Joseph Sierchio, principal of Sierchio & Company, LLP, our counsel, owns 480,200 shares of our common stock.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         We are authorized to issue 30,000,000 shares of common stock, $.001 par value per share, of which 6,000,000 shares were validly issued and outstanding as of the date of this Prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of those shares at meetings of the stockholders.

         The holders of common stock (i) have equal rights to dividends from funds legally available for the payment of dividends, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

         All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

         Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from legally available funds. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, our then assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and nonassessable.

         Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting in the election of directors will be able to elect all the directors if they choose to do so.

Dividends

         We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

Transfer Agent and Registrar

         Currently, we are acting as our own transfer agent and registrar for our common stock. Upon completion of the offering we intend to engage Stocktrans, Inc., 7 E. Lancaster Avenue, Ardmore, Pennsylvania 19003 to act as our transfer agent.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            DESCRIPTION OF BUSINESS


         Organized in 1995, we, through our acquisition of Maxwell Entertainment, Inc. ("MEI"), have been engaged in the development and production of theatrical entertainment products since October 1997. In November 1999, we formed our AM Films division coincident with acquiring the broadband distribution rights to a library of approximately 150 motion pictures that we intend to commercialize over the Internet. As of September 30, 2001, our library is comprised of the following motion pictures:


Alan & Naomi                 Hester Street                Phantom Treehouse

Angel of the Night           High Explosive               Playtime

Anna to the Infinite Power   Hit & Run                    Private Lessons

Bachelor                     Home Movies                  Public Access

Bad Timing                   Horseplayer                  Pushing Hands

Between The Lines            Housewife from Hell          Quadrophenia

Black Planet                 Intervista                   Red Line

Bodily Harm                  Islander                     Red Meat

Body Puzzle                  Jack be Nimble               River Red

Bound & Gagged               Jack-O                       Rough Shoot

Boy and His Dog,             Jeffery                      Run Rebecca Run
A
                             Jungleground                 Sara and the Squirrel
Break, The
                             Killing Obsession            Savannah Smiles
Brother from Another Planet
                             Killing of a Chinese Bookie  Say Amen Somebody
Butterfly Kiss
                             Lap Dancing                  Sci-Fighters
Cannonball
                             Last Wave                    Shadows
Carolina Skeletons
                             Laws of Gravity              Sleeping Dogs
Challengers
                             Leather Boys, The            Smithereens
Chicago Cab
                             Lesser Evil                  Smugglers Cove
Child in the Night
                             Lipstick Camera              Soft Kill
Climate for
Killing                      Lone Justice II              Somewhere Tomorrow

Convict 762                  Lone Justice:  Showdown at   Sons of Trinity
                             Plum Creek
                                                          Spin the Bottle
Criss                        Lovers' Lovers
Cross                                                     Star of India
                             Lowlife. The
Dakota                                                    Street Law
                             Man Who Watched Trains
Davinci's War                                             Street Wars
                             Married People Single
Die Watching                 Sex 1                        Sweet Bird of Youth
                             Married People Single
Disaster at Silo 7           Sex 2                        Sweet Justice

Dogtown                      Masseuse                     Terminal Rush

Don't Do It                  Matewan                      Till Death Do Us Part

                             Midnight Confessions         Tim
Dot and Santa Claus

Dot and the                  Mischievous
Bunny

Dream Date

Enchanted Journey            Mission of the Shark         Timelock

Extreme Fighting 1           Montenegro                   Tokyo Decadence

Extreme Fighting 2           Mother                       Trade Secrets

Extreme Fighting 3           Mouse, The                   Treasure Island

Faces                        My American Cousin           Trojan Eddie

Family Tree                  Mystery at Castle House      Troublemakers

Fatal Pursuit                Mystery Island               Tune, The

Fatty Fin                    Night Vision                 Tusks

Fence, The                   Nightfire                    Under the Gun

Friend of the Family I       No Maps on My Taps           Very Edge, The

Friend of the Family II      Nutthouse                    Virtual Desire

Future Shock                 Ode Bob                      Waitin' for the Man
                                                          a/k/a Small Time
Handgun                      Off the Lip
                                                          Walk on the Moon
Hard Bounty                  Old Enough
                                                          Watch Me
Hard Drive                   On the Yard
                                                          When He's Not a
Harmony Cats                 Opening Night                Stranger

Heist, The                   Ordinary Magic               Wild Horses

                             Over the Wire                Wombling Free

                             Phantom Treehouse            Women Under the
                                                          Influence

                                                          Xtro III: Watch
                                                          the Skies



         In May 2000, we discontinued our development and production business and exchanged general releases with MEI's original principals in consideration for their return of 8,000,000 shares or our common stock. On May 23, 2000, we executed our first agreement for the video on-demand exploitations of our motion pictures with Very Independent Films. During May 2000, MEI was approved for dissolution by the State of New York. We currently have no subsidiaries.

         We are not presently, nor have we been subject to any bankruptcy, receivership or similar proceedings.

Our Services


         We have acquired an initial collection of approximately 150 motion pictures from Dream LLC that provide a range of topics and genres suitable for broad audience appeal. Within our titles you can find such classics as "Quadrophenia" with The Who and "Matewan" with James Earl Jones. The library contains animated features with children's appeal, several science fiction themes, action films, mysteries, dramas, and films designed to make a social statement.

         Our business strategy is to sub-license our films, on a non-exclusive basis, to video on-demand distributors. At the same time, we plan to use the proceeds of this offering to identify and negotiate the rights to a significantly greater inventory of titles, all of which will be viewable on-demand over the Internet or intranet networks. Video on-demand involves the delivery of motion pictures electronically to internet users who select a motion picture from a menu of offerings on a web site and are then able to view that motion picture on their computers. None of our business will be focused on developing any technology necessary to provide our services over the Internet. We will rely on other companies that we regard as our broadcast partners to supply us with the necessary technologies as we are in the business of providing content only.


Our Anticipated Sources of Revenues


         Our principal source of revenue will be from the transaction fees collected by our video on-demand distributors that are remitted monthly to us, net of servicing costs. We have contracted with our first distributor, Very Independent Films, who expects to go on the air by the end of 2001. Very Independent Films plans to provide and host a web-based theater located at or through http://www.veryindependent.com. Under the terms of our agreement with Very Independent Films, we granted that company a non-exclusive, non-transferable right to grant to its customers a sublicense to view our motion pictures on the Very Independent Films' web-based theater. In exchange for the right described above, Very Independent Films is to pay us 60% of the revenue it collects from its customers for their viewing of our films less (i) applicable taxes paid or collected, (ii) returns within Very Independent Films' discretion, and (iii) credit card processing fees paid by it. These payments to us are due from Very Independent Films within 15 days after the end of each calendar month in which the revenues are received.

         Our contract with Very Independent Films is a non-exclusive contract. As such, we have identified other potential distributors, but have delayed further discussions until this offering is completed. There is no assurance that any agreement will be reached with any additional distributors. We will rely on our distributors to popularize the use of video on-demand and to promote our films. Specifically, our distributors will prepare the films for transmission over the Internet and deliver them to the viewers via the Internet. Thus, our success is dependent on our distributors' ability to develop a network of viewers that utilize their services and select our films. As we are able to use more distributors to transmit our films, we anticipate that our market exposure and market acceptance will increase. Similar to non-standard broadcast television, specific distributors will distinguish themselves by virtue of the quality of the content that they purchase or the regions of the country in which they are marketed.


         Additionally, once we have assembled approximately 500 entertainment features, we plan to launch an educational division comprised of documentary and other high quality non-fiction shorts whose content is ideally suited for general education and interest.

Our Customers


         Our target customers will be comprised of online distributors that wish to offer a broad range of entertainment or educational content to their customers. Our video on-demand customers will focus on the age, quality and diversity of our titles as well as our ability to add new titles. Additionally, professional and fraternal groups will be more keenly interested in the quality and accuracy of our planned non-fiction division. Other potential customers include airports, remote resorts, cruise lines, industry associations and other special interest groups, etc.

Our Competitive Business Conditions


         There are at least a dozen companies in the United States who have the capabilities to provide similar services to ours. All of these companies have significantly greater financial resources, name recognition, depth and breadth of film libraries, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. If our films begin to be transmitted over the Internet and these companies begin a similar practice, our potential competitors may include multinational entertainment companies as well as national television and cable networks that have decades of broadcast experience and access to vastly greater resources. To the best of our knowledge, these companies do not currently offer films over the Internet but we believe that the technology to secure the integrity of copyright and royalty streams is developing rapidly.

         As our potential competitors in the video on-demand market are not presently utilizing the technology necessary to transmit films over the Internet, our current competitors are retailers who sell or rent videos and/or DVDs as well as networks providing pay-per-view services. However, several factors including the convenience and ease of using the video on-demand services from any Internet-accessible location will provide us with a strong competitive advantage against such competitors.

         Should our potential competitors enter the Internet broadband view on-demand marketplace, our position in the market would most likely suffer a significant adverse effect. Our position in the video on-demand market will likely be enhanced by virtue of our focus on well-made independent features. The quality and diversity of our films singles our library out against some of the industry giants whose libraries are centered in features of mass audience appeal. Another factor that may affect our competitive condition would be the viewing fees imposed by our distributors as compared to the viewing fees charged by our potential competitors. Given the fact that our potential competitors have substantially greater resources than us and that we do not have control over the viewing fees charged by our distributors, our potential competitors would be in a better position to reduce viewing fees in order to better compete with us.

         In addition, companies in the video on-demand market may be able to distinguish themselves by virtue of the regions of the world in which their services are marketed and, consequently, utilized. As we increase the number of distributors that transmit our films, we anticipate that our market exposure will expand. However, it will be difficult to obtain the level of market exposure that our large potential competitors would have by virtue of their size, name recognition and financial resources.

Our Suppliers

         Our initial library of titles was acquired from Dream LLC, which owns a large collection of independently produced feature films. Under our agreement with Dream, it granted us an exclusive license to distribute and transmit approximately 150 motion pictures on the Internet. In consideration for that license, we issued Dream 334,000 shares of our common stock. In addition, we must pay Dream a license fee of 15% of the actual net revenues collected by us from Very Independent Films and any other sources relating to the Internet/Broadband exploitation of the films payable no later than 30 days after the end of each calendar quarter commencing with July 1, 2000. For calendar quarters subsequent to July 1, 2002, the quarterly payments due may not be less than $25,000 per quarter.


         Our agreement with Dream provides us access within our market (e.g. online webcasting of entertainment or informative content), to all new titles it adds in the future. However, we have delayed further title acquisition until we complete this offering. A large number of independent film companies have either gone out of business or sold their libraries to larger companies. Dream has accumulated its library over many years. Its strength in both quality and quantity has allowed it to maintain a competitive position in the film distribution marketplace.


         Our Agreement with Dream further provides that if we are successful in developing or otherwise introducing e-commerce revenue opportunities relating to the films licensed that are acceptable to Dream, we will be entitled to a fee equal to 10% of all such revenue.


         We have also had conversations with a distributor of educational programming desirous of representation in our market. This relationship has also been placed on hold pending sufficient access to additional capital. However, there is no assurance that any agreement will be reached.

         We anticipate little difficulty in obtaining substantially greater depth of programming once we are a reporting company whose shares are marketable, which will enhance our access to traditional sources of capital. However, there is no assurance that we will be successful in obtaining any additional programming.


Regulatory Issues

         All of the titles we have licensed to date have been rated by the Motion Picture Association of America ("MPAA"). No further regulation, either industry or government sponsored is applicable to our marketing plan.

Research and Development


         Our marketing plans involve the acquisition of well-made independent entertainment and educational content for transmission over the broadband network by specialized on-demand distributors responsible for their technological strategies. As such, our research and development efforts are centered in identifying and acquiring rights to quality content in our market niche. We do not have nor are we seeking to develop any proprietary technology in the transmission on-demand of our licensed content over the broadband network.

Employees

         Anthony R. Russo, our President, director and controlling shareholder, is currently our only employee and devotes approximately 15% of his time to our business activities. Upon completion of the offering, if a need arises, he may expand his time commitment to our business and/or hire an administrative person with some experience in the film distribution industry. Mr. Russo has also agreed to commit additional time to guide us through our early period of growth.

Leasehold

         We currently occupy space rent-free in the residence of our President on a month-to-month basis. We expect to continue to utilize this space until the time when our operations require the hiring of additional personnel. At that time, we cannot predict what rentals prices will be. We do not expect to have difficulty in securing requisite space.

Equipment

         We are currently provided with access to telephone, fax, copy and other business services without cost on equipment owned by Mr. Russo. Mr. Russo has agreed to continue providing us with our current business equipment needs without charge for the foreseeable future.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and Notes to them included in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus.

Overview

         Through our acquisition of Maxwell Entertainment, Inc. ("MEI"), we have been engaged in the development and production of theatrical entertainment products since October 1997. In November 1999, we formed our AM Films division ("AMF") coincident with acquiring the broadband distribution rights to a library of approximately 150 motion pictures we intend to commercialize over the Internet. In May 2000, we discontinued our development and production business and executed our first agreement for the video on-demand exploitation of our motion pictures over the Internet.

         As a development and production business, our revenues were comprised of management fees and other service income which were recognized as earned. Revenues from our on-demand film division will be determined on an end user pay-per-view basis as reported by our webcasting distributors, the first of which is Very Independent Films. Our webcast distributors will maintain and promote their on-demand theatre website, broadcast the motion picture selected by the end user, and collect all viewing fees. Our agreement with Very Independent Films does not specify a viewing fee. We estimate that the viewing fee could be approximately $3 per viewing. Viewing receipts are reported and remitted to us monthly, net of webcast service fees. Specifically, under our agreement with Very Independent Films, it will pay us 60% of the revenues collected from its customers for their viewing of our films less (i) applicable taxes paid or collected by it, (ii) returns within its reasonable discretion and
(iii) credit card processing fees paid by it.


         Additionally, we have agreed to pay royalties to the licensor of the motion picture rights acquired under a Distribution Agreement dated November 15, 1999. Under our Agreement with our licensor, Dream LLC, we have agreed to pay 15% of the actual net revenues we collect from Very Independent Films and any other sources relating to the Internet/Broadband exploitation of the licensed films. In addition, for calendar quarters subsequent to July 1, 2002 the quarterly payments due under our agreement may not be less than $25,000 per quarter. Webcast fees and royalties are accounted for as direct costs.


         We plan to build our business through the acquisition of the Internet broadband rights to additional motion pictures, and by contracting with more on-demand webcasters. We have already identified two such libraries but have delayed formal discussions until we complete this offering. We have also been approached by another company that currently offers educational programming on-demand over the Internet that wishes to enter the entertainment segment in 2001. While we have had preliminary discussions to date, we have decided to get our first webcasting distributor, very independent.com, operating before incurring the costs associated with screening and contracting with additional webcasters. Despite our preliminary discussions, we cannot assure you that agreements will be reached with any of these companies.


         We are also exploring the possibility of sub-licensing of our motion picture rights to the intranet systems of some of the U.S. larger employers and professional organizations as an employee or member benefit, respectively. We believe broadband delivered entertainment products on an on-demand basis will also be appropriate for airport clubs, remote resorts, extended travel at sea and industry and other large special interest organizations. No efforts have been expended testing the viability of such ancillary markets to date.

For the Years Ended June 30, 2001 and 2000

RESULTS OF OPERATIONS

         For the year ended June 30, 2001 we had a net loss of $27,600 compared to a net loss of $122,625 in 2000, an improvement of $95,025 or 78%. This improvement can be directly attributed to the decrease in general and administrative expenses of $163,119 or 86% from $189,619 for the year ended June 30, 2000 to $26,500 for the year ended June 30, 2001.

         The decrease in expenses was consistent with the cessation of any new project starts during fiscal year ended June 30, 2000. The development and production of entertainment products proved to be extremely competitive and only marginally compensatory without sufficient capital to differentiate and promote our projects. Accordingly, in the year ended June 30, 2000, we de-emphasized our development and production business and redirected our focus to acquiring rights to completed motion pictures and promoting their viewing on-demand over the emerging medium of the Internet. In connection with winding down the development and production business, we compromised a significant portion of our obligations, principally with related parties. The non-recurring gain of $140,500 attributable to this forgiveness by related parties has been recorded as a capital contribution.

         As a result of the above, on our average shares outstanding of 6,000,000 and 7,692,000 for the years ended June 30, 2001 and 2000, respectively, we experienced net loss per share of $.00 in fiscal 2001 compared to a net loss per share of $(.02) in fiscal 2000.

LIQUIDITY AND CAPITAL RESOURCES

         We ended fiscal 2001 with a cash position of only $320, however we have an entirely new business strategy and have already acquired the broadband rights to over 150 motion pictures. We expect to use the proceeds from this offering to pay the offering expenses. To the extent that funds are available after the offering expenses have been paid, the remainder of the proceeds will be used to identify and negotiate the rights to a greater number of titles which will expand our library of motion picture rights. Net proceeds that are not utilized for these purposes will be utilized to establish a working capital reserve.

         If we raise the minimum net proceeds under this offering, after paying the offering expenses, we will be able to sustain our operations for the next twelve months. However, our President, director and controlling shareholder, Anthony R. Russo, has agreed to lend us sufficient funds up to $30,000, at a rate of 8% per annum, that may be necessary to sustain our operations for one year in the event that the minimum net proceeds are not raised or prove to be insufficient. We anticipate a modest capital requirement for identifying and negotiating additional motion picture rights as we plan to acquire those rights in exchange for our common stock. Our present marketing methods will continue; however, should we require significant additional financial resources for future expansion, we may seek to obtain it through public or private equity offerings. We will also need to seek additional capital to sustain our operations if we are unable to earn income. If we seek to obtain additional funding, there can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital. If we are unable to generate the required amount of additional capital, our ability to meet our obligations and to continue our operations may be adversely affected. No specific plans exist for such financings at this time.

VARIABLES AND TRENDS

         We have been engaged in the development and commercialization of entertainment products for over 3 years. Key variables in our industry are caused by the lack of popularity or attraction to certain productions. However, the demand to view a diverse range of popular motion pictures is reasonably constant.

         The rapidly growing medium of the Internet, particularly in the viewing of entertainment products on-demand, is considered by many industry observers as an enormous potential market. The delivery of motion pictures electronically is expected by industry experts to replace the purchases of motion pictures in alternative media such as pay-per-view in homes, airports, train stations, hotels, etc. The advent of video on-demand has been compared to the inceptionary stages of the video market. Historically, content has awaited new technology mediums for transmission and has taken advantage of that growth.


         There are, however, numerous, well financed companies which own substantially greater libraries of motion pictures backed by substantial promotion funds. The networks and cable broadcasters are also in control of significantly greater amounts of entertainment grade content and capital resources. Should either or both potential competitors enter the Internet broadband view on-demand market place, our plans may be affected materially.


                             DESCRIPTION OF PROPERTY

         We currently use the residence of our President, Anthony R. Russo, as our principal office, on a rent-free basis. We anticipate continuing to use these facilities until at least December 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Russo, our President since September 1999, has provided us with office space and certain office equipment without rent or reimbursement and plans to continue to do so for the foreseeable future. He has also committed to lend us up to $30,000 at a rate of 8% per annum due on June 30, 2002. Pursuant to that agreement, Mr. Russo has lent us, through Russo Corporation, his wholly-owned corporation, $5,500.

         Russo Corporation, of which Mr. Russo is the controlling shareholder, owns a 20% interest in Dream LLC, which licensed the internet broadband rights to our library of motion pictures to us. The remaining 80% of interest in Dream LLC is owned by Mark Balsam, who is a shareholder of our Company. We believe that the terms of the licensing agreement with Dream LLC are on as good as terms as could be obtained from an independent third party.

Specifically, under our agreement with Dream, the license fee payable by us consists of (i) an initial payment of 334,000 shares of our common stock valued at $.10 per share which was paid by us upon the delivery by Dream of all masters; and (ii) 15% of the actual net revenues collected by us from Very
Independent Films and any other sources relating to the Internet/Broadband exploitation of the licensed films payable quarterly, provided that for calendar quarters subsequent to July 1, 2002, the quarterly payments due may not be less than $25,000 per quarter. In addition, Dream agreed that in the event that we develop or otherwise introduce e-commerce revenue opportunities related to the licensed films that are acceptable to Dream, we will be entitled to a payment of 10% of all such revenues. Neither Mr. Russo nor Russo Corporation, which owns a 20% interest in Dream LLC, have received compensation or other consideration from Dream in connection with its decision to enter into the licensing agreement with us, nor did Mr. Russo represent Dream in its negotiations with us. We expect that Mr. Russo's association with Dream will enhance his future access to rights to more titles for us.

                  MARKET FOR COMMON EQUITY AND RELATED MATTERS

         There is no trading market for our common stock nor can any assurance be given that one will develop. Since we do not satisfy the listing criteria for any of the national securities exchanges or the NASDAQ stock market, we will not be applying for any such listing. Accordingly, if a market were to develop for our common stock, it would most likely be on the NASD OTCBB or the pink sheets.

         We are currently offering a minimum of 1,000,000 and a maximum of 2,000,000 shares of our common stock. There has been no trading market for our common stock nor can any assurance be given that such a market will in fact develop.

         There are currently 312 holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Exchange Act. There can be no assurance that a trading market will develop. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 6,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

         As of November 2001, (a) 2,189,000 shares of our common stock will be eligible for sale in the public market subject to Rule 144(k) promulgated under the Securities Act without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below, and (b) 3,811,000 shares may be sold in accordance with Rule 144. All outstanding shares of our common stock had been or are currently "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

         We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

                             EXECUTIVE COMPENSATION

         The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and President and other employees for all services rendered to us in all capacities during each of the fiscal years ended June 30, 1999, 2000 and 2001. None of our other executive offices received salary and bonus exceeding $100,000 during those years.

-----------------------------------------------------------------------------------------------------------
                                        Summary Compensation Table
-----------------------------------------------------------------------------------------------------------
-------------------------------------------------- --------- -------------- ---------- --------------------
                                                    Fiscal                                 All Other
                                                    ------                                 ----------
           Name and Principal Position               Year       Salary        Bonus       Compensation
           ---------------------------               ----       ------        -----       ------------


-------------------------------------------------- --------- -------------- ---------- --------------------
-------------------------------------------------- --------- -------------- ---------- --------------------
Mitchell Maxwell, President                          1999    $ 56,157(1)      $ 0        $ 0
through September 1999                               2000    $ 84,534(1)      $ 0        $ 0
                                                     2001         N/A          N/A             N/A
-------------------------------------------------- --------- -------------- ---------- --------------------
-------------------------------------------------- --------- -------------- ---------- --------------------
Victoria Maxwell, Secretary                          1999    $ 14,297         $ 0        $ 0
through September 1999                               2000    $  8,150         $ 0        $ 0
                                                     2001         N/A          N/A             N/A
-------------------------------------------------- --------- -------------- ---------- --------------------
-------------------------------------------------- --------- -------------- ---------- --------------------
Anthony R. Russo, President                          1999         N/A          N/A             N/A
September 1999 through present                       2000         $0(2)       $ 0        $ 0
                                                     2001         $0          $ 0        $ 0
-------------------------------------------------- --------- -------------- ---------- --------------------

(1) Payments were made to Mitchell Maxwell directly or to parties controlled by him. Mr. Maxwell received health insurance and related fringe benefits which amounted in total to approximately $7,068 in fiscal 1999 and $1,832 in fiscal 2000 in addition to his stated compensation. Except as noted in the table, he received no further consideration for his services.
(2) Mr. Russo received 3,000,000 shares of our common stock in consideration for consulting services rendered to us by him during fiscal year ended June 30, 2000 which, based on invoices submitted to us, had a fair value of $3,000. Pursuant to our articles of incorporation, since there was no quoted market for our stock and we were insolvent at the time of the share issuance, our Board of Directors used the par value to determine the number of shares issuable to satisfy the obligation to Mr. Russo. At the time of issuance and valuation of the shares issued to Mr. Russo, the Board of Directors consisted of Mitchell Maxwell, Victoria Maxwell and Herbert Maxwell. Mr. Russo has received no further compensation for his services. The value of Mr. Russo's services contributed to us since September 1999 has been estimated at $1,000 per month and the space rented to us by Mr. Russo at $500 per month. These amounts have been listed as expenses and added to capital in our financial statements since September 1999.

Director's Compensation

         During fiscal year ended June 30, 2000, Herbert Maxwell, who served as our Chairman of the Board from our inception through his resignation in September 1999, was granted 500,000 common shares valued at $500 for his services as such. Additionally, Mitchell Maxwell who served as our President through 1999 received health insurance and related fringe benefits which amounted in total to approximately $5,722 in fiscal 1998, $7,068 in fiscal 1999 and $1,832 in fiscal 2000 in addition to his stated salary. Except as noted in the table above, he has received no further compensation for his services. Presently, directors that are also part of our management are not compensated for Board services.

Employment and Severance Agreement

         There are no employment contracts or agreements between us and any of our officers.

                                    INDEX TO

                        CONSOLIDATED FINANCIAL STATEMENTS

                                   YEARS ENDED

                          JUNE 30, 2001, 2000 AND 1999



                                                                     PAGE
                                                                     ----


Independent Auditor's report                                          33


Consolidated financial statements:


   Consolidated balance sheets                                        34

   Consolidated statements of operations                              35

   Consolidated statements of stockholders' equity (deficiency)       36

   Consolidated statements of cash flows                              37

   Notes to consolidated financial statements                         39

INDEPENDENT AUDITORS' REPORT
----------------------------


To the Board of Directors and Stockholders
Amici Ventures, Inc. and Subsidiary
770 King Street
Rye Brook, New York 10573

We have audited the accompanying consolidated balance sheets of Amici Ventures, Inc. and Subsidiary as of June 30, 2001, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended June 30, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amici Ventures, Inc. and Subsidiary as of June 30, 2001, 2000 and 1999, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Marden, Harrison & Kreuter
Certified Public Accountants, P.C.

/s/ Marden, Harrison & Kreuter

White Plains, New York
July 25, 2001

                       AMICI VENTURES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                       ----------------------------------

                                                          June 30,              June 30,             June 30,
                                                            1999                  2000                 2001
                                                       --------------          ----------            --------
A S S E T S
-----------

Current assets:
   Cash                                                   $    20,679           $      500         $       320
   Prepaid expenses                                             1,288                   -                   -
                                                          -----------           ----------          ----------

         Total current assets                                  21,967                  500                 320

   Investments                                                  3,880               33,400              33,400
   Organization costs, net                                      1,678               -                       -
                                                          -----------           ----------          ----------

         Total assets                                     $    27,525           $   33,900          $   33,720
                                                          ===========           ==========          ==========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
-------------------------------------------------

Current liabilities:
   Income taxes payable                                   $     1,000           $    1,500          $      320
   Accrued expenses                                            -                    -                      600
   Loans payable - related parties                             64,900                  500              10,500
                                                          -----------           ----------          ----------

         Total current liabilities                             65,900                2,000              11,420
                                                          -----------           ----------          ----------

Commitments

Stockholders' equity:
   Common stock, $.001 par value;
     30,000,000 authorized, issued and outstanding
         (9,666,000: 1999; 6,000,000: 2000 and 2001)            9,666                6,000               6,000
   Additional paid-in capital                                  77,634              274,200             292,200
   Deficit                                                   (125,675)            (248,300)           (275,900)
                                                          -----------           ----------          ----------

         Total stockholders' equity
           (deficiency)                                       (38,375)              31,900              22,300
                                                          -----------           ----------          ----------

         Total liabilities and stockholders'
           equity (deficiency)                            $    27,525           $   33,900          $   33,720
                                                          ===========           ==========          ==========


 The accompanying notes are an integral part of these consolidated financial statements.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 ----------------------------------------------


                                               Year Ended             Year Ended           Year Ended
                                                 June 30,               June 30,             June 30,
                                                   1999                  2000                  2001
                                               -------------          -------------       -------------
Revenues                                         $    -               $     -             $      -

Cost of sales                                         -                     -                    -
                                                 -----------          ------------        -------------

Gross profit                                          -                     -                    -
                                                 -----------          ------------        -------------

General and administrative expenses                  199,319               189,619               26,500
Interest expense                                         818                    -                   600
                                                 -----------          ------------        -------------

                                                     200,137               189,619               27,100
                                                 -----------          ------------        -------------
Loss from continuing operations
   before income taxes                              (200,137)             (189,619)             (27,100)

Income taxes                                             500                   500                  500
                                                 -----------          ------------        -------------

Loss from continuing operations                     (200,637)             (190,119)             (27,600)

Discontinued operations:
    Income from operation of
    development and production of
    entertainment products                           120,716                67,494                   -
                                                 -----------          ------------        -------------

Net loss                                         $   (79,921)         $   (122,625)       $     (27,600)
                                                 ============         =============       ==============

Earnings (loss) per share:
    Loss from continuing operations
     per share - basic and diluted                      (.02)                 (.02)                 .00
    Discontinued operations per share -
     basic and diluted                                   .01                   .00                  .00
                                                 -----------           -----------        -------------

    Net loss per share -
     basic and diluted                            $     (.01)          $      (.02)        $        .00
                                                 ============          ============        ============

Weighted average number of shares
   outstanding - basic and diluted                 9,666,000             7,692,000            6,000,000
                                                 ============          ============        =============


 The accompanying notes are an integral part of these consolidated financial statements.

                       AMICI VENTURES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
           -----------------------------------------------------------


                                            Common Stock,
                                            $.001 Par Value
                                            ---------------
                                                                        Additional                   Stockholders'
                                                                          Paid-In                        Equity
                                         Shares         Amount            Capital       Deficit       (Deficiency)
                                         ------         ------            -------       -------       ------------
Balance, June 30, 1998                      9,666,000    $   9,666       $   77,634   $    (45,754)   $    41,546

Net loss year ended                                -            -               -          (79,921)       (79,921)
                                         ------------    ---------       ----------   ------------    -----------

Balance, June 30, 1999                      9,666,000        9,666           77,634       (125,675)       (38,375)

Issuance of shares for services
   performed                                4,000,000        4,000              -           -               4,000

Acquisition of motion picture
   rights                                     334,000          334           33,066         -              33,400

Settlement with former
   shareholders                            (8,000,000)      (8,000)           8,000         -              -

Value of services provided by
   executive for office space and
   management                                  -             -               15,000         -              15,000

Forgiveness of debt - related
   parties                                     -             -              140,500         -             140,500

Net loss year ended                            -             -                 -          (122,625)      (122,625)
                                         ------------    ---------       ----------   ------------    -----------

Balance, June 30, 2000                      6,000,000        6,000          274,200       (248,300)        31,900


Value of services provided by
   executive for office space and
   management                                  -             -               18,000         -              18,000

Net loss year ended                            -             -                 -           (27,600)       (27,600)
                                         ------------    ---------       ----------   ------------    -----------

Balance, June 30, 2001                      6,000,000    $   6,000       $  292,200   $   (275,900)   $    22,300
                                         ============    =========       ==========   =============   ===========







       The accompanying notes are an integral part of these consolidated financial statements.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 -----------------------------------------------



                                               Year Ended              Year Ended            Year Ended
                                                 June 30,                June 30,             June 30,
                                                   1999                    2000                  2001
                                               -----------             -----------           ----------
Cash flows provided by (used in):
   Operating activities:
     Cash received from customers               $   430,935            $   177,592          $     -
     Cash paid to suppliers and
       employees                                   (473,255)              (273,871)              (8,500)
     Interest paid                                     (818)                  -                   -
     Income taxes paid                                   -                    -                  (1,680)
                                                -----------            -----------          -----------

         Net cash used in operating
           activities                               (43,138)               (96,279)             (10,180)
                                                -----------            -----------          -----------

   Investing activities:
     Investments in entertainment
       products                                      (1,650)                    -                -
                                                -----------            -----------          -----------

         Net cash used in investing
           activities                                (1,650)                    -                -
                                                -----------            -----------          -----------

   Financing activities:
     Advances from related parties                   63,612                 76,100               10,000
                                                -----------            -----------          -----------

         Net cash provided by financing
           activities                                63,612                 76,100               10,000
                                                -----------            -----------          -----------

Net increase (decrease) in cash                      18,824                (20,179)                (180)

Cash, beginning of year                               1,855                 20,679                  500
                                                -----------            -----------          -----------

Cash, end of year                               $    20,679            $       500          $       320
                                                ===========            ===========          ===========




              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONCLUDED)
                 -----------------------------------------------

                                                 Year Ended             Year Ended           Year Ended
                                                   June 30,               June 30,             June 30,
                                                     1999                  2000                  2001
                                                 ----------             ----------           -----------
Reconciliation of net loss to
 net cash used in operating activities:

         Net loss                                $  (79,921)           $  (122,625)           $  (27,600)
                                                 ----------            -----------            ----------

 Adjustments to reconcile net (loss) to
  net cash used in operating activities:

       Issuance of shares applicable to
        services performed                            -                      4,000                -
       Loss on investments                           30,227                  3,880                -
       Amortization                                   6,056                  1,678                -
       Value of services provided by
        executive                                    -                      15,000                18,000

       Changes in assets (increase) decrease:
        Prepaid expense                              -                       1,288                -
       Changes in liabilities increase
        (decrease):
           Accrued expenses                          -                         -                     600
           Income taxes payable                         500                    500                (1,180)
                                                 ----------            -----------            ----------

              Total adjustments                      36,783                 26,346                17,420
                                                 ----------            -----------            ----------

              Net cash used in operating
                activities                       $  (43,138)           $   (96,279)           $  (10,180)
                                                 ===========           ============           ===========

Supplemental schedule of non-cash financing activities:
-------------------------------------------------------

During September 1999, the Company issued a total of 4,000,000 shares valued at $4,000 to its new President, a director and to its legal counsel for services performed.

During November 1999, the Company issued 334,000 shares valued at the fair value of the acquired rights to a library of approximately 150 motion pictures, totaling $33,400.

In May 2000, former stockholders returned 8,000,000 shares of common stock valued at $8,000 to the Company in exchange for releases and discharges of all debts, obligations, agreements, actions, suits and claims.

During the years ended June 30, 2000 and 2001, the Company utilized free services of an executive. The accompanying financial statements include expenses of $15,000 and $18,000 for those services during June 30, 2000 and 2001, respectively.

During the year ended June 30, 2000, related parties, comprised of entities owned by the Company's President and certain shareholders, have forgiven loans totaling $140,500.



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                    -----------------------------------------


 (1)   Organization and basis of consolidation:

       The accompanying consolidated financial statements include the accounts of Amici Ventures, Inc., a corporation organized under the laws of New York in September 1995, its AM Films division ("AMF") formed in November 1999 coincident with its acquisition of the broadband distribution rights to a library of approximately 150 motion pictures, and its wholly owned subsidiary Maxwell Entertainment, Inc. ("MEI"), a New York corporation it acquired in 1997 (collectively the "Company"). During May 2000, consistent with the Company's discontinuance of development and production of entertainment products, MEI was approved for dissolution by the State of New York. All intercompany transactions have been eliminated.

(2)    Nature of operations:

       The Company, through acquisition of MEI, has been engaged in the development and production of theatrical entertainment products since October 1997. In November 1999, through AMF, the Company acquired the broadband distribution rights to a library of approximately 150 motion pictures it intends to commercialize over the Internet. In May 2000, the Company ceased its development and production business and exchanged general releases with MEI's original principals in consideration for their return of 8,000,000 shares of the Company's common stock. In May 2000, AMF executed its first broadcast agreement with VeryIndependentFilms.com. The Company is currently pursuing other video on demand webcasters to distribute its titles.

(3)    Summary of significant accounting policies:

       (A)      Revenue recognition:

                The Company intends to recognize revenue from the exploitation of film and video rights when the license fee for each film is known, the film is delivered in accordance with the license agreement, the film is available for its first showing or telecast and collectibility of the full license fee is reasonably assured.

       (B)      Investments:

                The entertainment projects the Company invests in are accounted for separately and such projects, if produced, are generally financed through partnerships in which the Company will own a general and often a limited interest. The Company has interests in three such projects at June 30, 1999, which were abandoned during the year ended June 30, 2000. In addition, the Company abandoned three projects during the year ended June 30, 1999.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                    -----------------------------------------


(3)    Summary of significant accounting policies - cont'd:

       (B)        Investments - cont'd:

                  At June 30, 2000, the Company's investments consist of broadband distribution rights to a film library. The costs of acquiring film distribution rights are stated at the lower of cost, less accumulated amortization, or net realizable value. Distribution rights contributed to the Company by a shareholder are stated at net realizable value. Film acquisition costs are expensed using the individual film forecast computation method, which is based on the ratio of the current period's gross revenues to estimated total gross revenues from each film on an individual basis. Estimates of total gross revenues can change significantly due to a variety of factors, including the level of market acceptance of film and television products, advertising rates and subscriber fees. Accordingly, revenue estimates and amortization are reviewed periodically whenever events or changes in circumstances indicate that the carrying amount of the film may not be recoverable in accordance with Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. Such adjustments could have a material effect on results of operations in future periods. During the years ended June 30, 2001, 2000 and 1999, the Company incurred amortization expense associated with these investments of $-0-, $3,880 and $30,227, respectively.

                  The motion picture rights, which were acquired have produced income in other broadcast media environments in the past. Management believes the electronic rights possessed by the Company are similar to the video rights value of the library of motions pictures. These motion pictures have generated substantial sums of revenue from videocassettes and DVDs sales to its owner. Management believes, the video on demand segment can yield more than the net book value of these rights based on its past performance in other broadcast media entertainment markets. Management has identified several other prospective video-on-demand theater partners to broadcast this library.

       (C)        Use of estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                   ------------------------------------------

(3)    Summary of significant accounting policies - cont'd:

       (D)        Net income (loss) per share:

                  Net income (loss) per share-basic is computed based on the weighted average number of shares of common stock outstanding. Net income (loss) per share-dilutive reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or otherwise resulted in the issuance of common stock. The Company has not issued any potentially dilutive common shares.

       (E)        Income taxes:

                  The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement No. 109, the asset and liability method is used in accounting for income taxes. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The temporary differences relate primarily to net operating loss carryforwards. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

       (F)        Stock-based compensation:

                  The Company accounts for stock-based compensation using the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). Under SFAS 123, companies are encouraged to adopt a fair value based method of accounting for stock compensation awards.

                  This method requires the Company to account for these transactions based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Since there is no quoted market value of the stock and the Company was insolvent at the date of the issuance of shares, the Company has valued these transactions using the fair market value of the services received based on invoices. Pursuant to the Company's articles of incorporation, par value was used to determine the number of shares issuable to satisfy these obligations.

(4)    Related party transactions:

       (A)        Overhead fees:

                  The Company maintains its office facility rent-free within the residence of an executive. Included in the accompanying financial statements are charges of $1,500 per month relating to office expense ($500) and the executive's salary ($1,000), which will not be paid and accordingly amounts have been credited to additional paid-in capital.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                    -----------------------------------------

(4)    Related party transactions - cont'd:

       (A)        Overhead fees - cont'd:

                  For the years ended June 30, 2001, 2000 and 1999 for these overhead expenses totaled $18,000, $15,000 and $-0-, respectively.

       (B)        Loan payable - related parties:

                  At June 30, 1999, the Company is indebted to entities owned by the Company's President and certain shareholders in amounts totaling $64,900. These amounts and additional advances totaling $75,600 were forgiven and recorded as paid-in capital during the year ended June 30, 2000.

                  At June 30, 2000, the Company is indebted to an entity owned by the Company's President, for a loan amounting to $500. This loan is non-interest bearing and has no stated repayment date.

                  At June 30, 2001, the Company is indebted to entities owned by the Company's President and a shareholder in amounts totalling $10,500. These obligations bear interest at 8% and mature June 30, 2002. An officer has committed to lend the Company additional funds to a maximum of $30,000 in the next fiscal year.

       (C)        Management fee:

                  During the years ended June 30, 1999, 2000 and 2001, the Company paid management fees for executive services, in lieu of salaries, of approximately $70,000, $97,000 and $-0-, respectively, to both present and past shareholders and the Company's President.

(5)    Investments:

       The Company owns the following entertainment interests:


                                       June 30,                June 30,            June 30,
                                         1999                     2000                 2001
                                       --------                --------            --------
Motion picture rights acquired          $   -                 $ 33,400            $  33,400
Interest in Spin Associates LP            2,980                   -                    -
Interest in Second Coming                   150                   -                    -
Interest in 1040                            750                   -                    -
                                        --------               --------            --------
                                         $3,880                $33,400              $33,400
                                        ========               ========            ========

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                   ------------------------------------------

(5)    Investments - cont'd:

       During the year ended June 30, 1999, the Company abandoned three live entertainment projects and incurred amortization expense totalling $30,227.

       In November 1999, AMF acquired the broadband distribution rights to over 150 motion pictures in exchange for 334,000 shares of common stock, plus the obligation to pay the owner of the rights 15% of the net revenues on a quarterly basis. At June 30, 1999, MEI owned an interest in a limited partnership, which was formed to produce the motion picture "Spin the Bottle", and had made deposits on acquiring the rights to two screenplays, which it abandoned during the year ended June 30, 2000. During the year ended June 30, 2000, the Company recognized amortization expense of $3,880 relating to the abandonment of these projects.

(6)    Stockholders' equity:

       (A)        Capital stock:

                  In September 1999, the Company issued 3,000,000 shares of its common stock to its new President in exchange for services rendered which had a fair value of $3,000. A Director was also issued 500,000 shares at a $500 fair value for prior services and 500,000 shares were issued in liquidation of legal services rendered at a fair value of $500. As the Company was insolvent at the date of issuance of these shares of common stock, the shares were valued at par value, $.001 per share, totalling $4,000.

                  In May 2000, in connection with the dissolution of MEI, the Company exchanged general releases and discharges of all debts, obligations, agreements, actions, suits and claims with the former principals of MEI in consideration of their returning 8,000,000 shares of common stock to the Company. The return of these shares was also recorded at par value, $.001 per share, totalling $8,000.

                  In November 1999, in connection with the formation of AMF, the Company issued 334,000 shares to acquire the broadband rights to a library of approximately 150 motion pictures. These shares were valued at the fair value of the rights to this film library totaling $33,400 ($.10 per share). In addition, the Company has entered into an agreement with the owner of these rights, for the Company to pay 15% of net revenue generated from the exploitation of this library on broadband media.

                  There were no capital stock transactions in the fiscal years ended June 30, 1999 and 2001.

       (B)        Public offering:

                  In June 2001 the Company filed a public offering registration statement with the Securities and Exchange Commission in hopes of issuing a minimum of 1,000,000 to a maximum of 2,000,000 shares of common stock at an issuance price of $.03 per share.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                    -----------------------------------------


(7)    Income taxes:

       The Company's total deferred tax assets, which are the result of net operating losses are as follows:

                                                  June 30,          June 30,           June 30,
                                                    1999              2000              2001
                                                 ----------        ---------         -----------
       Total deferred tax assets                 $   50,400       $   99,400         $   110,400
       Valuation allowance                          (50,400)         (99,400)           (110,400)
                                                 ----------       ----------         -----------

       Net deferred tax assets                   $       -        $   -              $        -
                                                 ==========       ==========         ===========

       At June 30, 2001, 2000 and 1999, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $275,000, $248,000 and $125,000, respectively, which expire through 2015. The valuation allowance increased $31,000, $49,000 and $11,000 during the years ended June 30, 2001, 2000 and 1999, respectively.

       The components of income tax expense are as follows:

                                Year ended      Year ended         Year ended
                                 June 30,        June 30,            June 30,
                                  1999             2000                2001
                                 --------        -------             --------

       Current
         Federal                 $ -               $ -                 $   -
         State and local           500               500                  500
                                 -----             -----               ------

                                   500               500                  500
                                 -----             -----               ------
       Deferred
         Federal                   -                 -                     -
         State and local           -                 -                     -
                                 -----             -----               ------

                                   -                 -                     -
                                 -----             -----               ------

              Total              $ 500             $ 500               $  500
                                 =====             ======              ======

       A reconciliation of the statutory Federal income tax rate to the provision for income taxes is as follows:

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                   ------------------------------------------

(7)    Income taxes - cont'd:

                                     Year ended        Year ended           Year ended
                                      June 30,          June 30,             June 30,
                                        1999               2000                 2001
                                    --------------    ---------------     ----------------
       Statutory Federal income

        tax rate                          34%                34%                  34%

       State and local taxes              10                 10                   10

       Effect of graduated
        rates on statutory rate          (44)               (44)                 (44)
                                        -------            ------               ------

                                           0%                 0%                   0%
                                        =======             =====                =====

(8)    Earnings (loss) per share:

                                        Income             Shares             Per-share
                                      (Numerator)      (Denominator)            Amount
                                      -----------      -------------          ---------

       Year ended June 30, 1999:

       Basic EPS

       Loss applicable to common
        stockholders                    $ (79,921)       9,666,000               $ (.01)
                                                                                 =======

       Effective dilutive securities         -                -
                                        -----------      ----------

       Diluted EPS

       Loss applicable to common
        stockholders                    $ (79,921)       9,666,000               $ (.01)
                                        ===========      ==========              =======

       Year ended June 30, 2000:

       Basic EPS

       Loss applicable to common
        stockholders                    $(122,625)       7,692,000               $ (.02)
                                                                                 =======

       Effective dilutive securities         -                -
                                        -----------      ----------

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                   ------------------------------------------


(8)    Earnings (loss) per share - cont'd:

       Diluted EPS
       Loss applicable to common
        stockholders                    $   (122,625)                    7,692,000             $   (.02)
                                        =============                =============             =========

       Year ended June 30, 2001

       Basic EPS

       Loss applicable to common
        stockholders                    $    (27,600)                    6,000,000             $    .00
                                                                                               =========

       Effective dilutive securities              -                             -
                                        ------------                 -------------

       Diluted EPS

       Loss applicable to common
         stockholders                   $    (27,600)                    6,000,000             $    .00
                                        =============                =============             =========

(9)    Discontinued operations:

       During the year ended June 30, 2000, management discontinued the development and production of entertainment products. The accompanying financial statements have reflected the operations of this business segment as a discontinued operation. Interest expense and general and administrative expenses have not been allocated to this business segment. The operations for this segment were as follows:
                         Year ended        Year ended            Year ended
                          June 30,          June 30,              June 30,
                            1999               2000                 2001
                          ----------        ----------           ----------

       Revenues           $  400,708        $  173,712           $   -
       Cost of sales         279,992           106,218               -
                          ----------        ----------           ----------

                          $  120,716        $   67,494           $   -
                          ==========        ==========           ==========
(10)   Segments:

       The Company is in the entertainment industry and has operated in two major segments: development and production of entertainment products and broadband distribution of films. During May 2000, the Company ceased its development and production segment. The Company expects its broadband distribution to have revenues during the year ended June 30, 2002.

                       AMICI VENTURES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONCLUDED)

                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                   ------------------------------------------

(10)   Segments - cont'd:

       The operating segments reported below are the segments of the company for which separate financial information is available. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies.

                                                    Year ended               Year ended            Year ended
                                                   June 30, 1999            June 30, 2000         June 30, 2001
                                                   -------------            -------------         -------------
       Revenues:
       --------

       Development and production                   $    -                    $    -                $   -
       Broadband distribution                            -                         -                    -
                                                    -----------               -----------           ----------

          Total                                     $    -                    $    -                $   -
                                                    ===========               ===========           ==========

       Operating loss:
       --------------

       Development and production                   $    -                    $     -               $   -
       Broadband distribution                            -                          -                   -
       Unallocated                                     (200,137)                 (189,619)             (27,100)
                                                    -----------               -----------           ----------

          Total                                     $  (200,137)              $  (189,619)          $  (27,100)
                                                    ============              ============          ===========

       Discontinued operations revenues:
       --------------------------------

       Development and production                   $   400,708               $   173,712           $   -
       Broadband distribution                                -                      -                   -
                                                    -----------               -----------           ----------

          Total                                     $   400,708               $   173,712           $   -
                                                    ===========               ===========           ==========

       Discontinued operations:
       -----------------------

       Development and production                   $   120,716               $    67,494           $   -
       Broadband distribution                               -                       -                   -
                                                    -----------               -----------           ----------

          Total                                     $   120,716               $    67,494           $   -
                                                    ===========               ===========           ==========

                                                  June 30, 1999              June 30, 2000          June 30, 2001
                                                  -------------              -------------          -------------

       Identifiable assets:
       -------------------

       Development and production                   $    19,847               $    -                $   -
       Broadband distribution                                -                     33,400               33,400
       Unallocated                                        7,678                       500                  320
                                                    -----------               -----------           ----------

          Total                                     $    27,525               $    33,900           $   33,720
                                                    ===========               ===========           ==========


         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with our accountants.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts, agreements or other documents, those references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, and any additional materials we file with the Securities and Exchange Commission, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         We intend to send an annual report, including audited financial statements, to our shareholders. We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

         Our registration statement can be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                              AMICI VENTURES, INC.


                               2,000,000 Shares of
                                  Common Stock
                              --------------------

                                   PROSPECTUS
                              --------------------

                                 _________, 2001

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Indemnification of Directors and Officers

                  Section 722 of New York Business Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

AUTHORIZATION FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) A corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendre, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

         (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or interstate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or if no action was brought, any court of competent jurisdiction , determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         Section 723 of the New York Business Corporation Law, as amended, provides for the payment of indemnification other than by a court award.

         Notwithstanding a failure of a corporation to provide indemnification and despite any contrary resolution of the board or of the shareholders, Section 724 of New York Business Corporation Law, as amended, provides for the indemnification of a Company's officers and directors by a court. Moreover,
Section 726 of the New York Business Corporation Law provides for the situations in which a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers.

The Securities and Exchange Commission's Policy on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Our articles of incorporation provide that the corporation shall, to the fullest extent permitted by the Business Corporation Law of the State of New York, indemnify any and all persons whom it shall have power to indemnify under
Article 7 thereof.

         The indemnification provided by our Articles of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under the bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

         Our by-laws give effect to the foregoing provisions of our Articles of Incorporation.

         The Company may obtain liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of Amici Ventures, Inc.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

         The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities  and  Exchange  Commission  Registration  Fee        $      15.00
Accounting  Fees  and  Expenses                                 $  10,000.00
Legal  Fees  and  Expenses                                      $  10,000.00
Miscellaneous                                                   $   4,985.00


        Total                                                   $  25,000.00


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

         Set forth in chronological order is information regarding shares of common stock issued during the past three years. Also included is the consideration, if any, received by the Company for such shares and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.


         In September 1999, the Company issued 3,000,000 shares of its Common Stock to Mr. Anthony R. Russo in consideration for consulting services performed for the Company, valued at $3,000. Herbert Maxwell was also issued 500,000 shares of common stock valued at $500 for his services as Chairman of the Board since our inception in September 1995 through his resignation in September 1999. In addition, in consideration for certain services performed for the Company, valued at $500, Joseph Sierchio was issued 500,000 shares of common stock.


         In November 1999, the Company issued 334,000 shares of its common stock to Dream LLC in exchange for the internet broadband rights to approximately 150 motion pictures. The parties valued the shares at $.10 per share or $33,400 in the aggregate.


         The Company believes that the above-mentioned transactions were exempt from registration under the Securities Act pursuant to Section 4(2) and the rules and regulations promulgated thereunder as transactions by an issuer not involving any public offering.



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


ITEM  27.  EXHIBITS.


The following Exhibits are attached hereto:



EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER


3.1               Articles of Incorporation*

3.2               Bylaws*

5.1 Opinion of Sierchio & Company, LLP, regarding the legality of the securities being registered


10.1              Agreement with Dream, LLC*

10.2              Amendment to Agreement with Dream, LLC*

10.3              Agreement with Very Independent Films*

10.4              Agreement with Anthony R. Russo*

23.1              Consent of Sierchio & Company, LLP (included in Exhibit 5.1)

23.2              Consent of Marden, Harrison & Kreuter, CPAs, P.C.

*Previously filed

ITEM  28.  UNDERTAKINGS

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) Include any additional or changed material information on the plan of distribution.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, in the Village of Rye Brook, State of New York, on the 3rd day of October, 2001.




                                          AMICI VENTURES, INC.


                                          By: /S/ Anthony R. Russo
                                          -------------------------------
                                          Anthony R. Russo,
                                          President and Chief Financial Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the date stated:

SIGNATURE                           TITLE                             DATE




/s/ Anthony R. Russo            President, Chief Financial    October 3, 2001
--------------------------      Officer and sole Director
                                (principal executive officer,
                                principal finanicial officer,
                                principal accounting officer)

                                  EXHIBIT INDEX


The following Exhibits are attached hereto:

EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE              PAGE
NUMBER


3.1               Articles of Incorporation*

3.2               Bylaws*


5.1               Opinion of Sierchio & Company, LLP, regarding the
                  legality of the securities being registered                57

10.1              Agreement with Dream, LLC*

10.2              Amendment to Agreement with Dream, LLC*

10.3              Agreement with Very Independent Films*

10.4              Agreement with Anthony R. Russo*

23.1              Consent of Sierchio & Company, LLP (included in Exhibit 5.1)


23.2              Consent of Marden, Harrison & Kreuter,CPAs, P.C.           59


*Previously filed

 Exhibit 5.1
 -----------



                             SIERCHIO & COMPANY, LLP
                                    ATTORNEYS
                        150 East 58th Street, 25th Floor
                            New York, New York 10155
                      PHONE (212) 446-9500 - TELEFAX (212)
                                    446-9504



                                                        October 2, 2001




Amici Ventures, Inc.
770 King Street
Rye Brook, New York 10573




         Re:       Amici Ventures, Inc.
                   Amendment No.2 to Registration Statement on Form SB-2 File Number 333-60958



Dear Sir or Madam:


         We have acted as counsel for Amici Ventures, Inc., a corporation existing under the laws of the State of New York (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by the Company of a minimum of 1,000,000 and a maximum of 2,000,000 of the Company's shares of common stock, $0.001 par value (the "Common Shares").

         In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, and (ii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

         Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

                             SIERCHIO & COMPANY, LLP


         We are members of the bar of the States of New York and New Jersey and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York.

         We hereby consent to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours


                                Sierchio & Company, LLP



                                By: /s/ Joseph Sierchio
                                    -------------------
                                    Joseph Sierchio

Exhibit 23.2
------------



[Letterhead of Marden, Harrison & Kreuter, CPAs P.C.]








CONSENT OF INDEPENDENT AUDITORS
-------------------------------



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 25, 2001, in the Registration Statement (Form SB-2) and related Prospectus of Amici Ventures, Inc. and Subsidiary for the registration of up to a maximum of 2,000,000 shares of its common stock.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.

/s/ Marden, Harrison & Kreuter

White Plains, New York
October 2, 2001